Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Berkeley Coffee & Tea, Inc.
Minden, NV

We hereby consent to the incorporation by reference of our report dated August 2, 2010, with respect to the financial statements of Berkeley Coffee & Tea, Inc. for the year ended April 30, 2010 and for the period ended April 30, 2009, in the Registration Statement of Berkeley Coffee & Tea, Inc. on Form S-1 to be filed on or about August 12, 2010. We also consent to the use of our name and the references to us included in the Registration Statement.

Child, Van Wagoner & Bradshaw PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
August 12, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net